Exhibit 99.906CERT

CERTIFICATIONS PURSUANT TO SECTION 906 OF THE SARBANES-OXLEY ACT

I, William A. Oates, Jr., the President of Northeast Investors Growth Fund, Inc. (the “Registrant”), certify that:

1. The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ William A. Oates, Jr.
William A. Oates, Jr., President
(principal executive officer)

Date:	March 10, 2014

I, John F. Francini, Chief Financial Officer of Northeast Investors Growth Fund, Inc. (the “Registrant”), certify that:

1. The Form N-CSR of the Registrant (the “Report”) fully complies with the requirements of Section 13(a) or 15(d) of the Securities Exchange Act of 1934, as amended; and

2. The information contained in the Report fairly presents, in all material respects, the financial condition and results of operations of the Registrant.

By:	/s/ John F. Francini
John F. Francini, Chief Financial Officer
(principal financial officer)

Date:	March 10, 2014